Exhibit 99 (a)

Bank Of Granite Corporation

     News

For Release:	October 9, 2001

BANK OF GRANITE REPORTS IMPROVED THIRD QUARTER
EARNINGS COMPARED TO THE SECOND QUARTER,
BUT A DECLINE FROM THE PREVIOUS YEAR

     Bank of Granite Corporation has reported earnings for the third quarter and nine month periods, both ending September 30, 2001.

     For the third quarter, net income was $3,411,815 compared with $3,734,423 earned in the third quarter of 2000-a decrease of 8.6% due primarily to lower net interest income. Quarterly per share income was 31(cent) vs. 33(cent) for 2000’s third quarter-a decrease of 6.1%.

     For substantially the same reason, earnings were $9,890,428 for the nine-month period ending September 30, 2001 compared with $11,483,329 in 2000-a decrease of 13.9%. Per share earnings for the nine-month period were $0.89 vs. $1.01 for the same period in 2000-an 11.9% decrease.

     John A. Forlines, Jr., Chairman and CEO of Bank of Granite Corporation said the earnings, “although slightly better than Company expectations and improved over the second quarter, were disappointing but not surprising in view of the Federal Reserve’s attempts to prop up the sagging economy by cutting overnight interest rates nine times since year-end”. According to Mr. Forlines, the interest rates on many of the Bank’s loans are tied to the prime rate, which has declined 400 basis points (4%) since the first of the year. “It takes time for us to adjust our deposit rates when there are sudden drops in interest rates on loans,” he said. “Hopefully, these interest rate declines will favorably impact the economy, but there is generally a six to nine month lag. During the past two quarters, the economy in our area,” according to Mr. Forlines, “has weakened a great deal as evidenced by the substantial growth in unemployment in the Bank’s marketing area-to 7.2% in the third quarter of 2001 up dramatically from 2.8% a year ago. The weak economy also contributed significantly to higher levels of nonperforming loans and charge-offs.” Mr. Forlines said he was optimistic regarding the Bank’s future earnings and the economy over the longer-term, but that it would take a few quarters to get through “this very tough period”.

     Assets at the end of the third quarter reached a record $717,128,697, an increase of 12% compared with 2000. Deposits totaled $532,624,395, a 7.4% increase over 2000. Loans grew to $483,415,687, an increase of 10.7% above the comparable period in 2000.

     As usual, Mr. Forlines thanked members of the Bank of Granite family for their hard work and dedication, which produced these earnings. He cited the Company’s mortgage bank, GLL & Associates, for the outstanding year they are having. He said the Company was hopeful for better earnings news over the next few quarters, although further interest rate cuts by the Federal Reserve are anticipated. The Federal Reserve’s actions, coupled with the changes underway in the Federal government’s fiscal policy, should in time, hopefully produce a more stable economic environment.

     Again, the Company’s critical key ratios continued to be outstanding. Earnings on average assets for the nine-month period were 1.92%, and the Company earned 10.87% on average equity. The capital to asset ratio was 17.34%, indicating that Bank of Granite remains one of the soundest, best-capitalized banks in the nation.

     Bank of Granite Corporation is the parent company of Bank of Granite and GLL & Associates, Inc. The bank operates fourteen full-service banking offices in Caldwell, Catawba, and Burke Counties-the “Unifour” area of North Carolina. GLL, headquartered in Winston-Salem, originates home mortgages in the Catawba Valley and the Central and Southern Piedmont regions of North Carolina. Bank of Granite Corporation has an estimated 5,000 shareholders with 11,069,888 shares of common stock outstanding as of September 30, 2001. The stock is traded on the NASDAQ Stock Market under the symbol of GRAN.

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Please see “Financial Data” tables, which are attached.
For further information, contact Kirby A. Tyndall, Senior Vice President and
Chief Financial Officer at Voice (828) 496-2026, Fax (828) 496-2116 or
Internet email: ktyndall@bankofgranite.com	More

Bank of Granite Corporation, PO Box 128, Granite Falls, NC 28630 www.bankofgranite.com

Bank of Granite Corporation, Form 8-K, October 9, 2001, page 5 of 7

Bank Of Granite Corporation	Three Months Ended			Nine Months Ended
Selected Financial Data	September 30,			September 30,
($ in thousands except per
share data)	2001	2000	% change	2001	2000	% change

Consolidated earnings summary:

Interest income, taxable equivalent	$13,170	$14,589	-9.7%	$41,644	$42,019	-0.9%

Interest expense	4,779	5,035	-5.1%	15,756	13,733	14.7%

Net interest income, taxable equivalent	8,391	9,554	-12.2%	25,888	28,286	-8.5%

Taxable equivalent adjustment	455	455	0.0%	1,334	1,356	-1.6%

Net interest income	7,936	9,099	-12.8%	24,554	26,930	-8.8%

Loan loss provision	798	1,505	-47.0%	3,509	2,938	19.4%

Noninterest income	2,490	2,136	16.6%	7,266	5,844	24.3%

Noninterest expense	4,642	4,189	10.8%	13,704	12,573	9.0%

Income before income taxes	4,986	5,541	-10.0%	14,607	17,263	-15.4%

Income taxes	1,574	1,807	-12.9%	4,717	5,780	-18.4%

Net income	$3,412	$3,734	-8.6%	$9,890	$11,483	-13.9%

Earnings per share — Basic	$0.31	$0.33	-6.1%	$0.89	$1.01	-11.9%

Earnings per share — Diluted	0.31	0.33	-6.1%	0.89	1.01	-11.9%

Average shares — Basic	11,098	11,288	-1.7%	11,119	11,353	-2.1%

Average shares — Diluted	11,100	11,302	-1.8%	11,121	11,364	-2.1%

Consolidated balance sheet data at September 30:

Total assets				$717,129	$640,338	12.0%

Total deposits				532,624	496,068	7.4%

Loans (gross)				483,416	436,514	10.7%

Shareholders’ equity				124,331	117,919	5.4%

Consolidated average balance sheet data:

Total assets	$693,358	$636,428	8.9%	$688,482	$628,797	9.5%

Total deposits	530,467	493,619	7.5%	530,428	486,330	9.1%

Loans (gross)	482,005	428,585	12.5%	475,121	413,534	14.9%

Shareholders’ equity	123,014	117,146	5.0%	121,687	115,582	5.3%

Consolidated performance ratios:

Return on average assets*	1.95%	2.33%		1.92%	2.44%

Return on average equity*	11.00%	12.68%		10.87%	13.27%

Efficiency ratio	42.66%	35.83%		41.33%	36.84%

Consolidated asset quality data and ratios:

Nonaccruing loans				$3,647	$1,543	136.4%

Accruing loans 90 days past due				3,459	1,486	132.8%

Nonperforming loans				$7,106	$3,029	134.6%

Foreclosed properties				304	83	266.3%

Nonperforming assets				7,410	3,112	138.1%

Allowance for loan losses				6,630	6,004	10.4%

Loans charged off				3,502	1,933	81.2%

Recoveries of loans charged off				277	252	9.9%

Net loan charge-offs (recoveries)				3,225	1,681	91.9%

Net charge-offs to average loans*				0.91%	0.54%

Nonperforming loans to total assets				0.99%	0.47%

Allowance coverage of nonperforming loans				93.30%	198.22%

Allowance for loan losses to gross loans				1.37%	1.38%

Allowance for loan losses to net loans				1.39%	1.39%

Bank Of Granite Corporation	Three Months Ended			Nine Months Ended
Selected Financial Data	September 30,			September 30,
($ in thousands except per
share data)	2001	2000	% change	2001	2000	% change

Subsidiary earnings summary:

Bank of Net interest income	$7,235	$8,754	-17.4%	$22,635	$25,943	-12.8%

Granite Loan loss provision	768	1,475	-47.9%	3,419	2,898	18.0%

Noninterest income	1,684	1,569	7.3%	5,116	4,388	16.6%

Noninterest expense	3,470	3,329	4.2%	10,393	9,971	4.2%

Income taxes	1,416	1,759	-19.5%	4,334	5,688	-23.8%

Net income	3,265	3,760	-13.2%	9,605	11,774	-18.4%

GLL & Net interest income	$749	$401	86.8%	$2,018	$1,180	71.0%

Associates Loan loss provision	30	30	0.0%	90	40	125.0%

(mortgage Noninterest income	806	566	42.4%	2,186	1,530	42.9%

bank) Noninterest expense	1,160	849	36.6%	3,247	2,483	30.8%

Income taxes	158	48	229.2%	383	92	316.3%

Net income	237	70	238.6%	574	135	325.2%

* annualized based on number of days in the period	More

Bank of Granite Corporation, Form 8-K, October 9, 2001, page 6 of 7

	Quarters Ended
Bank Of Granite Corporation
Supplemental Quarterly Financial Data	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
($ in thousands except per share data)	2001	2001	2001	2000	2000

Consolidated earnings summary:

Interest income, taxable equivalent	$13,170	$13,932	$14,542	$15,059	$14,589

Interest expense	4,779	5,433	5,544	5,439	5,035

Net interest income, taxable equivalent	8,391	8,499	8,998	9,620	9,554

Taxable equivalent adjustment	455	433	446	453	455

Net interest income	7,936	8,066	8,552	9,167	9,099

Loan loss provision	798	2,011	700	955	1,505

Noninterest income	2,490	2,330	2,447	2,189	2,136

Noninterest expense	4,642	4,561	4,501	4,206	4,189

Income before income taxes	4,986	3,824	5,798	6,195	5,541

Income taxes	1,574	1,193	1,950	2,104	1,807

Net income	$3,412	$2,631	$3,848	$4,091	$3,734

Earnings per share — Basic	$0.31	$0.24	$0.35	$0.37	$0.33

Earnings per share — Diluted	0.31	0.24	0.35	0.37	0.33

Average shares — Basic	11,098	11,116	11,142	11,175	11,288

Average shares — Diluted	11,100	11,117	11,146	11,182	11,302

Consolidated ending balance sheet data:

Total assets	$717,129	$700,704	$702,689	$661,623	$640,338

Total deposits	532,624	537,184	546,828	517,282	496,068

Loans (gross)	483,416	485,038	473,157	450,398	436,514

Shareholders’ equity	124,331	122,928	121,352	119,315	117,919

Consolidated average balance sheet data:

Total assets	$693,358	$699,709	$672,380	$651,405	$636,428

Total deposits	530,467	537,287	523,528	508,899	493,619

Loans (gross)	482,005	480,700	462,659	444,409	428,585

Shareholders’ equity	123,014	121,914	120,132	117,916	117,146

Consolidated performance ratios:

Return on average assets*	1.95%	1.51%	2.32%	2.50%	2.33%

Return on average equity*	11.00%	8.66%	12.99%	13.80%	12.68%

Efficiency ratio	42.66%	42.12%	39.33%	35.62%	35.83%

Consolidated asset quality data and ratios:

Nonaccruing loans	$3,647	$2,594	$1,571	$1,502	$1,543

Accruing loans 90 days past due	3,459	2,400	2,771	1,983	1,486

Nonperforming loans	7,106	4,994	4,342	3,485	3,029

Foreclosed properties	304	287	134	134	83

Nonperforming assets	7,410	5,281	4,476	3,619	3,112

Allowance for loan losses	6,630	8,452	6,919	6,352	6,004

Loans charged off	2,705	567	230	672	1,351

Recoveries of loans charged off	90	89	97	65	129

Net loan charge-offs (recoveries)	2,615	478	133	607	1,222

Annualized net charge-offs to average loans*	2.15%	0.40%	0.12%	0.54%	1.13%

Nonperforming loans to total assets	0.99%	0.71%	0.62%	0.53%	0.47%

Allowance coverage of nonperforming loans	93.30%	169.24%	159.35%	182.27%	198.22%

Allowance for loan losses to gross loans	1.37%	1.74%	1.46%	1.41%	1.38%

Allowance for loan losses to net loans	1.39%	1.77%	1.48%	1.43%	1.39%

Subsidiary earnings summary:

Bank of Net interest income	$7,235	$7,369	$8,030	$8,776	$8,754

Granite Loan loss provision	768	1,981	670	925	1,475

Noninterest income	1,684	1,655	1,777	1,657	1,569

Noninterest expense	3,470	3,377	3,545	3,414	3,329

Income taxes	1,416	1,066	1,852	2,028	1,759

Net income	3,265	2,600	3,740	4,066	3,760

GLL & Net interest income	$749	$741	$529	$438	$401

Associates Loan loss provision	30	30	30	30	30

(mortgage Noninterest income	806	711	670	531	566

bank) Noninterest expense	1,160	1,137	954	784	849

Income taxes	158	126	98	76	48

Net income	237	189	147	109	70

* annualized based on number of days in the period

Bank of Granite Corporation, Form 8-K, October 9, 2001, page 7 of 7